UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Brooke Credit Corporation

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (3-99)

Brooke Credit Corporation

7400 College Blvd., Ste. 250

Overland Park, KS 66210

(800) 732-4237

April 29, 2008

Dear Shareholder,

You are cordially invited to attend the 2008 Annual Meeting of Shareholders to be held on Thursday, May 15, 2008 in Overland Park, KS.

The annual meeting will begin with a discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other matters properly brought before the meeting.

If you plan on attending the meeting, please follow the advance registration instructions on the back of this proxy statement.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your enclosed proxy form.

Sincerely,

Robert D. Orr

Chairman of the Board

Brooke Credit Corporation

7400 College Blvd., Ste. 250

Overland Park, KS 66210

(800) 732-4237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2008

To Our Stockholders:

Brooke Credit Corporation’s 2008 annual meeting of stockholders will take place at the national headquarters of Brooke Corporation, 8500 College Blvd., Overland Park, KS 66211 on Wednesday, May 15, 2008, at 9:00 a.m. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1. Elect four directors, each for a term of one year;

2. Ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered (“SS&C”) as Brooke Credit’s independent auditors for fiscal year 2008;

3. Amend the Company’s Certificate of Incorporation to change the name of the Company from Brooke Credit Corporation to Aleritas Capital Corp.; and

4. Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on April 11, 2008 may vote at the meeting or any postponements or adjournments of the meeting.

Gary T. Eastman

General Counsel and Corporate Secretary

April 29, 2008

Please complete, date, sign and return the accompanying proxy card. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

Your vote is very important. Please vote regardless of whether or not you plan to attend the meeting.

Brooke Credit Corporation

7400 College Blvd., Ste. 250

Overland Park, KS 66210

2008 PROXY STATEMENT

Company Background

Brooke Credit, d/b/a Aleritas Capital Corp. (“Aleritas” or “Aleritas Capital”), is a specialty finance company based in Overland Park, Kansas that lends primarily to locally-owned businesses that sell insurance. Aleritas Capital’s core target market consists of retail insurance agencies, and managing general agencies, where the sale of insurance is their primary business, as well as independent funeral home owners in which the sale of insurance is not their primary business but an often important part of their business. Aleritas Capital is a partially-owned subsidiary of Brooke Corporation. Aleritas Capital started its lending programs in 1996 to serve as a finance company for the capital needs (primarily for business acquisitions) of the franchisees of Brooke Franchise Corporation, an affiliate of Aleritas Capital and one of the largest franchisors of property and casualty independent insurance agencies in the United States. Although Aleritas Capital began its lending activities by loaning to franchisees of Brooke Franchise and such loans continue to represent a significant percentage of Aleritas Capital’s loan portfolio, it has evolved over the years by lending money to more and other types of insurance-related businesses.

General Proxy Information

This proxy statement is furnished in connection with the solicitation of proxies by Aleritas Capital on behalf of the Board of Directors for the 2008 Annual Meeting of Shareholders. Distribution of this proxy statement and a proxy form to shareholders is scheduled to begin on or about April 29, 2008.

You can ensure your shares are voted at the meeting by submitting your instructions by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Submitting your instructions or proxy by this method will not affect your right to attend the meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy, or by notifying the inspectors of election in writing of such revocation.

If you choose to submit a proxy, you authorize Robert D. Orr and Michael S. Hess, Directors of Aleritas Capital, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Aleritas Capital’s Annual Report to Stockholders for the fiscal year that ended December 31, 2007 that includes Aleritas Capital’s audited annual financial statements is being sent with this proxy statement. It does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,

PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1. Elect four directors, each for a term of one year;

2. Ratify the appointment of Summers, Spencer & Callison, CPA as the Company’s independent auditors for fiscal year 2008; and

3. Amend the Company’s Certificate of Incorporation to change the name of the Company from Brooke Credit Corporation to Aleritas Capital Corp.

Stockholders also will transact any other business that may properly come before the meeting. Members of the Company’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is April 11, 2008. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Company’s single class of Common Stock. Each outstanding share of Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 25,849,137 shares of the Company’s Common Stock outstanding.

Am I entitled to vote if my shares are held in “street name?”

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

As the beneficial owner of shares, you are invited to attend the special meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2. SOME STOCKHOLDERS MAY VOTE BY TELEPHONE OR ON THE INTERNET. If you hold your stock in street name and your brokerage house offers this option, you may vote by telephone or on the Internet by following the instructions included on the proxy card. A large number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the Broadridge program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

3. YOU MAY VOTE IN PERSON AT THE MEETING. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date;

•	By voting by telephone or on the Internet, if eligible (your latest telephone or Internet vote is counted); or

•	If you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

The Company’s transfer agent, American Stock Transfer and Trust Company, will tabulate and certify the votes.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the four nominees to the Board of Directors

•	FOR the ratification of the appointment of SS&C as the Company’s independent auditors

•	FOR the amendment to the Company’s Certificate of Incorporation to change the Company’s name from Brooke Credit Corporation to Aleritas Capital Corp.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the four nominees to the Board of Directors?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the four nominees to the Board of Directors.

How many votes are required to ratify the appointment of SS&C as the Company’s independent auditors?

The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote is required to ratify the appointment of SS&C as the Company’s independent auditors.

How many votes are required to amend the Company’s Certificate of Incorporation to change the Company’s name from Brooke Credit Corporation to Aleritas Capital Corp?

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required to amend the Company’s Certificate of Incorporation to change the Company’s name from Brooke Credit Corporation to Aleritas Capital Corp.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal to ratify the appointment of the Company’s independent auditors and the proposal to amend to the Company’s Certificate of Incorporation. Abstentions will have no effect on the election of directors.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of the proposals for the election of directors and the ratification of the appointment of SS&C as the Company’s independent auditors. Broker non-votes will have the same practical effect as votes against the proposal to amend the Company’s Certificate of Incorporation.

PROPOSAL 1—ELECTION OF DIRECTORS

Current Nominees

The Board of Directors currently consists of six directors, who are elected to serve until their successor is elected and qualified. The Board of Directors has nominated Robert D. Orr, Lindsay Olsen, Barbara Davison and Michael S. Hess for election as directors at the annual meeting of stockholders to be held in 2008 and until their successors are elected and qualified. Each of the nominees for director currently serves as a director, with Mr. Orr occupying the position of Chairman of the Board.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. This means that the nominees will be elected if they receive more affirmative votes than any other person.

The following table sets forth, with respect to each nominee, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of Aleritas Capital, and directorships held in other public companies.

NOMINEES FOR ELECTION AS

DIRECTORS FOR A ONE-YEAR

TERM EXPIRING AT THE 2009 ANNUAL MEETING

Director	Age	Principal Occupation, Business and Directorships
Mr. Robert D. Orr	54	Mr. Orr is the founder of Brooke Corporation (an affiliate of the Company) and a founder of the Company. Mr. Orr has served as a director of Brooke Corporation since its inception in 1986 and served as its Chief Executive Officer from 1986 until October 2007. Mr. Orr joined the Board in April 2008, and was elected as Chairman of the Board at that time. Additionally, he was Brooke Corporation’s President from 1986 until 1991 and has been its Chairman of the Board since 1991. Prior to focusing full time as the Chairman of the Board of Brooke Corporation, Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas, Chairman of the Board of Brooke State Bank, Jewell, Kansas, President of First National Bank, Smith Center, Kansas, and a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate from Fort Hays State University in Hays, Kansas, with a Bachelor of Arts degree in Political Science. He also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book published in 2000 about the sale of insurance and financial services in the internet age entitled Death of an Insurance Salesman? Mr. Orr recommended his nomination to the Board.

Director	Age	Principal Occupation, Business and Directorships
Mr. Lindsay Olsen	46	Mr. Olsen has served as an independent director of Aleritas Capital since 2001. Mr. Olsen also serves as the President of the Mortgage Investment Trust Corporation (MITC), a company based in Prairie Village, Kansas that he founded in 1991. Prior to founding MITC, Mr. Olsen was a Senior Vice President at Columbia Savings in Lawrence, Kansas. During his tenure at Columbia Savings, Mr. Olsen also served as Chief Executive Officer of Cambridge Capital Group in Santa Ana, California, a subsidiary of Columbia Savings. Currently, Mr. Olsen is Chairman of the Board for TriCentury Bank in Simpson, Kansas. Mr. Olsen has a Bachelor in Business Administration from the University of Kansas and a Graduate Degree from the University of Texas, Graduate School of Savings Institution Management

Ms. Barbara Davison	45	Ms. Davison has served as an independent director of Aleritas Capital since April 2006. Ms. Davison is currently president of the Investment Training and Consulting Institute, Inc. (ITCI), located in Overland Park, Kansas. ITCI provides training and consulting in the areas of investments, derivatives, risk management, M&A strategies and communications development to management, operations and auditors. Ms. Davison has been one of the highest-ranking instructors for the Institute of Internal Auditors for over 15 years. Ms. Davison also provides training and consulting to many Fortune 500 companies both domestically and internationally. Previously, Ms. Davison served as vice president for a financial institution where she directed investment operations for the general account and mutual funds. Ms. Davison’s responsibilities also included portfolio management of two mutual funds, which were part of a $7.0 billion portfolio. Prior to her seven years in investments, Ms. Davison was manager of internal audit for six years, where she was responsible for the management of corporate audit activities, computer security, information systems audits and assisted in new business strategies. Ms. Davison is a Certified Internal Auditor, a Certified Investments and Derivatives Auditor, a Certified Information Systems Auditor and a Fellow in the Life Management Institute. Ms. Davison has obtained her Series 7 and Series 65 from the National Association of Securities Dealers. Ms. Davison has authored five books including Auditing Investments, Auditing Derivatives Strategies, Understanding and Auditing Mergers and Acquisitions, Understanding and Auditing Investment and Derivative Strategies and Presentation, and Persuasion and Facilitation Skills for Auditors. Ms. Davison has been a member of The Institute of Internal Auditors since 1986 and is a Distinguished Faculty Member.

Director	Age	Principal Occupation, Business and Directorships
Mr. Michael S. Hess	52	Mr. Hess has served as a director and Vice President of Brooke Capital Corporation, an affiliate of the Company since January 31, 2007 and as President of Brooke Capital Advisors, its wholly-owned subsidiary since January 1, 2007. Mr. Hess joined the Board in April 2008. He was an original investor in Brooke Corporation and served on its Board of Directors from 1990 until January 2005, as its President from 1996 until 2003, and as its Vice President from 1988 until 1996. From its acquisition by Brooke Corporation in 2002 until January 2007, Mr. Hess was president and a director of CJD & Associates, L.L.C., a wholesale insurance broker that later also began providing loan brokerage and consulting services to managing general agencies and funeral homes. He was a director and President of Brooke Brokerage Corporation, a wholly-owned subsidiary of Brooke Corporation and the parent corporation of CJD from December 2004 until December 2005 and has been its Vice President since December 2005. Prior to joining the Brooke organization, Mr. Hess was employed by Western Resources, Inc. (now Westar Energy, Inc.), a utility company in Topeka, Kansas. Mr. Hess also previously served as director of Patrons Insurance Company and Great Plains Mutual Insurance Companies. Mr. Orr recommended Mr. Hess’s nomination to the Board.

Our Board of Directors recommends a vote FOR the election of each of the four nominees.

CORPORATE GOVERNANCE

Governance Principles

The Board of Directors’ Corporate Governance Policies and Procedures, which include qualification guidelines for directors, are published in the Investor Relations section of Aleritas Capital’s website under Corporate Governance at ir.aleritascapital.com/governance.cfm. This section of the website makes available all of Aleritas Capital’s corporate governance materials, including board committee charters and statements of committee key practices. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Policies and Procedures, committee charters and key practices as necessary.

Director Independence

We have applied to list the Company’s Common Stock and warrants on the American Stock Exchange (AMEX). Because Aleritas Capital is a “Controlled Company” (a company in which over 50% of the voting power is held by an individual, a group or another company; in our case, Brooke Corporation, which owns approximately 62% of the outstanding Common Stock of the Company), we are not required to comply with Sections 802(a), 804 or 805 of the AMEX Company Guide. These Sections require, generally speaking that: (i) a majority of the Directors be independent directors; (ii) a majority of the Nominating Committee responsible for director nominations be comprised of independent directors; and (iii) that a majority of the Compensation Committee responsible for executive compensation be comprised of independent directors.

Communications with the Board of Directors

The Board of Directors has adopted the following procedures for stockholders or other interested parties to send communications to the Board or individual directors of the Company.

Individuals seeking to communicate with the Board of Directors should submit their written comments to the Company at 7400 College Blvd., Ste. 250, Overland Park, Kansas 66210, Attn: Secretary. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications that the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors or, if applicable, to the individual director(s) named in the correspondence.

The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes before forwarding interested party communications to the Board of Directors. The Secretary of the Company will determine the appropriate timing for forwarding communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

If an interested party seeks to communicate exclusively with the Company’s non-employee directors such communication should be sent directly to the Company’s Secretary who will forward any such communication directly to the non-employee directors as specified. The Company’s Secretary will first consult with and receive the approval of the Audit Committee Chair before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

Although the Company does not have a formal policy regarding the attendance by members of the Board of Directors at the annual meetings of stockholders, it encourages the members of the Board of Directors to attend.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors currently consists of six directors. Robert D. Orr is the Board’s chairman, or presiding director, whose responsibilities include those matters discussed in the Board’s Corporate Governance Policies and Procedures.

Meetings

The Board of Directors held thirteen (13) meetings and took action by unanimous consent twice during 2007. All of the directors of the Company attended at least three-quarters (75 percent) of the meetings held by the Board of Directors and the applicable committees during their tenure in 2007.

Executive sessions of non-employee directors are held as part of each regularly scheduled meeting of the Board. Any non-employee director can request that an additional executive session be scheduled.

The Board has written charters for each of its four standing committees: the Audit Committee, the Compensation Committee, the Directors and Board Governance Committee and the Executive Committee. The details of the committees are as provided, below.

Committees

Committees of the Board of Directors include an Audit Committee, a Compensation Committee, a Directors and Board Governance Committee and an Executive Committee. Committee memberships are as follows:

Audit Committee	Compensation Committee	Directors and Board Governance Committee	Executive Committee
Barbara Davison, Chair	Robert Orr, Chair	Robert Orr, Chair	Robert Orr, Chair
Lindsay Olsen	Lindsay Olsen	Lindsay Olsen	Michael Hess
	Barbara Davison Michael Hess	Barbara Davison Michael Hess

Audit Committee

The functions of the Audit Committee are described in the Audit Committee Charter, available on the Company’s website (.ir.aleritascapital.com) and included herewith as Exhibit A and include:

•

overseeing the work of the Company’s internal accounting and auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements;

•

responsibility for the appointment, compensation, retention and oversight of the independent registered public accountants engaged to prepare or issue audit reports on the financial statements of the Company; and

•	responsibility for overseeing the independent registered public accountants’ qualifications and independence.

The Audit Committee relies on the expertise and knowledge of management, the Company’s internal auditors and the independent registered public accountants in carrying out its oversight responsibilities.

In addition, the Company has adopted a code of conduct policy for our directors, officers, and employees, violations of which are required to be reported to the Audit Committee. The Code of Conduct and Business Ethics is available on the Company’s website (ir.aleritascapital.com/governance.cfm).

The Board has determined that, in its judgment, Barbara Davison and Lindsay Olsen are “audit committee financial experts” as defined under the Securities and Exchange Commission rules. Additionally, all members of the Audit Committee are independent (as defined under the AMEX rules)

The Audit Committee held four (4) meetings in 2007. A report of the Audit Committee is set forth on pages 13 through 14 of this proxy statement.

Compensation Committee

The Compensation Committee is governed by the Compensation Committee Charter which is available on the Aleritas Capital website (ir.aleritascapital.com/governance.cfm). The Compensation Committee is charged with, among other things:

•

at least annually, reviewing and approving, for all executive officers of the Company, the following: (a) the annual base salary; (b) any annual bonus payment amount; (c) any incentive compensation; (d) amendments to executive employment agreements; and, (e) any perquisites, special or supplemental benefits, all in accordance with applicable law, rules and regulations and to the extent appropriate or necessary to comply with any federal securities or tax law requirements, such as Rule 16b-3 of the Securities Exchange Act of 1934, as amended or Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement in accordance with the applicable rules and regulations;

•

periodically reviewing and making recommendations to the Board with respect to the compensation of directors, including Board and committee retainers, meeting fees, equity based compensation, and such other forms of compensation as the Committee may consider appropriate;

•

administering and implementing the Company’s incentive compensation plans and equity based plans, such as the 2007 Brooke Credit Corp. Equity Incentive Plan, including, but not limited to: (a) approve option grants and restricted unit or other awards; (b) interpret the plans; (c) determine rules and regulations relating to the plans; (d) modify or cancel existing grants or awards; and, (e) impose limitations, restrictions and conditions upon any grant or award as the Committee deems necessary or advisable. In carrying out the foregoing, the Committee may delegate authority to the Chairperson of the Board to grant options or other wards under such plans, subject to the limitations as may be determined by the Committee;

•

retaining and terminating, in its sole discretion, any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee also shall have authority to obtain advice and assistance from internal or outside legal, accounting or other advisors it determines necessary to carry out its duties; and

•	reviewing and reassessing the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Board of Directors has affirmatively determined that, in its judgment, Lindsay Olsen and Barbara Davison meet the definition of an independent director as established by the AMEX. The Company is relying upon its status as a “Controlled Company” under the AMEX rules and thus does not have a fully independent Compensation Committee. The Compensation Committee held four (4) meetings in 2007. A report of the Compensation Committee is set forth on page 21 of this proxy statement.

Directors and Board Governance Committee

The Directors and Board Governance Committee is governed by the Directors and Board Governance Committee Charter, which is available on the Company’s website (ir.aleritascapital.com/governance.cfm). The functions of the Nominating/Corporate Governance Committee are described in the Nominating/Corporate Governance Committee Charter and include:

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	recommending of minimum qualifications for directors;

•

recommending to the Board the following: (1) committee member qualifications; (2) committee member appointments and removals; (3) committee structure and operations (including authority to delegate to subcommittees); and, (4) committee reporting to the board; and

•	reviewing related party transactions.

The Board of Directors has affirmatively determined that, in its judgment, Lindsay Olsen and Barbara Davison meet the definition of an independent director as established by the AMEX. The Company is relying upon its status as a “Controlled Company” under the AMEX rules and thus does not have a fully independent Directors and Board Governance Committee.

The Directors and Board Governance Committee held one (1) meeting in 2007.

Executive Committee

The Executive Committee is governed by the Executive Committee Charter which is available on the Aleritas Capital website (ir.aleritascapital.com/governance.cfm). The Executive Committee is responsible for, among other things:

•

the power to act on emergency matters requiring immediate approval or other action by the Board of Directors, when the Board, despite good faith attempts, is not able to be convened, and where inaction would result in a significant detriment to the Company;

•	the power to adopt, amend, implement and interpret employment-related policies and procedures as the Committee deems to be in the best interest of the Company;

•

the power and authority to act on behalf of the Board of Directors in the authorization of loans and other evidences of indebtedness, including guaranties thereof, in the name of the Company and to designate the individuals in the Company with authority to execute documentation relating thereto; and

•

the power to authorize, direct and declare the payment by the Company of a capital contribution to any of the Company’s direct and indirect wholly owned subsidiaries in such form as is deemed advisable by the Executive Committee.

The Executive Committee held two (2) meetings, and took action by unanimous consent twice in 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews Aleritas Capital’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of independent registered public accountants. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls. The Company’s independent registered public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements to accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year that ended December 31, 2007, including a discussion of the acceptability and quality of the accounting principles and the reasonableness of significant accounting judgments and critical accounting policies and estimates. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Aleritas Capital’s Annual Report on Form 10-K for the year that ended December 31, 2007, and discussed with management its assessment of internal controls over financial reporting.

The Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our outside independent accountants, Summers, Spencer & Callison, CPAs, Chartered (“SS&C”) have provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with SS&C that firm’s independence. The Committee has concluded that SS&C’s provision of audit and non-audit services to the Company are compatible with SS&C’s independence.

In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from SS&C dated March 7, 2008, regarding the audited financial statements of Aleritas Capital for the year that ended December 31, 2007, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Barbara Davison, Chair

Lindsay Olsen

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Aleritas Capital specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

Independent Auditors

On behalf of the Company, the Audit Committee retained SS&C to audit the consolidated financial statements for 2007. In addition, the Audit Committee retained SS&C to provide other auditing and advisory services in 2007. The Company understands SS&C’s need to maintain objectivity and provide independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of SS&C, the Audit Committee has restricted the non-audit or audit-related services that SS&C may provide to the Company primarily to tax services, and then only to the extent the costs of such activities are competitive.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by SS&C. Additionally, the types of services which are pre-approved are subject to limits set in advance by the Audit Committee. Notwithstanding the foregoing, any engagement of the independent auditor to provide internal control-related services must be specifically pre-approved by the committee.

Audit and Non-Audit Fees

The aggregate fees billed by SS&C in 2007 for the various services were:

Type of Fees	2007
($in thousands)
Audit Fees	$158.1
Audit-Related Fees	29.6
Tax Fees	0.0
All Other Fees	0.0

Total	$187.7

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Aleritas Capital (through its arrangement with Brooke Corporation) paid to SS&C for the audit of Aleritas Capital’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of Aleritas Capital’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations, if any. “Audit-related fees” also include merger and acquisition due diligence and audit services and employee benefit plan audits. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Until July of 2007, Aleritas Capital was a wholly-owned subsidiary of Brooke Corporation. Aleritas Capital entered into a servicing agreement with Brooke Corporation where Aleritas Capital would pay Brooke Corporation a flat, monthly fee for several previously-supplied services, including audit services. The table above reflects our allocation of fees from Brooke Corporation.

Our Audit Committee has adopted restrictions on our hiring of any SS&C partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. The committee also requires key SS&C partners assigned to our audit to be rotated at least every five years.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

SS&C audited the Company’s annual financial statements for the fiscal year that ended December 31, 2007. For purposes of determining whether to select SS&C as the independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2008, the Audit Committee conducted a thorough review of SS&C’s performance. The Committee considered:

•	SS&C’s performance on the Aleritas Capital audit, including the quality of the Aleritas Capital engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•	the firm’s leadership, management structure, client and employee retention and compliance and ethics programs;

•	the record of the firm against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

•	the firm’s financial strength and performance; and

•	the appropriateness of fees charged.

In the course of assisting the committee in its review, company representatives interviewed senior management of SS&C’s with respect to certain of the matters listed above. SS&C representatives are expected to attend the 2008 Annual Meeting. They will be available for appropriate shareholder questions.

We are asking our shareholders to ratify the selection of SS&C as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of SS&C to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote is required to ratify the appointment of SS&C as the Company’s independent auditors.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Summers, Spencer & Callison, CPAs, Chartered, as independent auditor for the Company for 2008.

PROPOSAL 3—AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME TO ALERITAS CAPITAL CORP.

At the beginning of the year, the Company re-branded itself and began conducting business under the name “Aleritas Capital Corp.” in an effort to reach several of its growth and profitability goals. The Company believes that the re-branding will make the public more cognizant of the fact that the Company is more than just an insurance franchisee lender, and will help to differentiate the Company in a field where there is currently no clear industry leader. Specifically, some of the reasons for a re-branding are as follows:

•	Since there is low name recognition among the Company’s key borrower types with Brooke Credit Corporation, the new name provides a new, fresh platform from which to build an industry-leading brand;

•	The brand is more relevant to the type of business which the Company transacts, generally; and

•	The re-branding alleviates any confusion with other Brooke brands.

We are asking the shareholders to approve the name change of the Company from Brooke Credit Corporation to Aleritas Capital Corp. in order to aid the Company in achieving, among other things, its goal of becoming the leading name in the insurance-lending field.

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required to amend the Company’s Certificate of Incorporation to change the Company’s name from Brooke Credit Corporation to Aleritas Capital Corp.

Our Board of Directors recommends a vote FOR the amendment to the Company’s Certificate of Incorporation to change the Company’s name from Brooke Credit Corporation to Aleritas Capital Corp.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION AND OVERVIEW

This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2007. These individuals, referred to as “named executive officers” or “NEOs,” and their positions as of December 31, 2007, are identified below.

•	Mick Lowry, Chief Executive Officer (“CEO”)

•	Anita Larson, Chairman of the Board and Chief Operating Officer (“COO”)

•	Andrea Bielsker, Chief Financial Officer (“CFO”)

•	Branden Banks, Executive Vice President

In March 2008, Mr. Lowry and Ms. Larson stepped down from the above-described positions. Mr. Lowry now serves as Senior Vice President, and Ms. Larson serves as Senior Vice President. Mr. Robert Orr currently serves as Chief Executive Officer & Michael Hess serves as President.

Our executive compensation and benefits programs are designed to create stockholder value by attracting, motivating, developing, and retaining senior executives who can make significant contributions to the growth and development of our business. The Compensation Committee of our Board, which we refer to as the Compensation Committee, has a key role in ensuring that the compensation and benefits we provide to our executives will provide a basis for the achievement of our strategic objectives. To accomplish those goals, our executive compensation plan consists of three principal elements: base salary, performance-focused incentive compensation, and equity-based compensation that is sufficient to align senior management’s interests with those of the Company’s shareholders

Brooke Credit Corporation was a wholly-owned subsidiary of Brooke Corporation until July 18, 2007. On July 18, 2007, Oakmont Acquisition Corp. (“Oakmont”) completed a merger pursuant to an Amended and Restated Agreement and Plan of Merger dated as of April 30, 2007 (the “Merger Agreement”), by and among Oakmont, Brooke Credit Corporation (“Former Brooke Credit”) and Brooke Corporation (“Brooke Corporation”). Pursuant to the Merger Agreement, Former Brooke Credit was merged with and into Oakmont (the “Merger”). Immediately following the Merger, Oakmont changed its name from Oakmont Acquisition Corp. to “Brooke Credit Corporation.” Because of this history, including Former Brooke Credit’s status as a wholly-owned subsidiary during a portion of 2007, our approach to compensation in fiscal 2007 was influenced by the pay practices of Brooke Corporation. When Former Brooke Credit was a wholly-owned subsidiary, compensation decisions affecting our senior executives were made by Robert Orr, in his capacity as the Chief Executive Officer of Brooke Corporation, and by the compensation committee of Brooke Corporation’s Board of Directors. Following the Merger, the Company’s Compensation Committee retained authority over these matters.

ELEMENTS OF COMPENSATION

The following discussion generally applies to compensation for all named executive officers. The three primary components of our compensation program are base salary, annual incentive bonus program, and long-term equity incentives.

Base Salary

We seek to compensate senior management, including the named executive officers, with competitive base salaries in order to compete with finance companies and other competitors and businesses within our industry for talent. Base salaries for our named executive officers depend on the scope of responsibilities and performance, as well as duration of service to the Company. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Base salaries are reviewed approximately every 12 months, but are not automatically increased if other elements of compensation are more appropriate in light of our stated objectives. The 2007 base salaries for our NEOs were originally set by Robert Orr, in his capacity as CEO of Brooke Corporation. Mr. Lowry’s base compensation was set at $185,000 per year, Ms. Larson’s base compensation was set at $185,000 per year, Ms. Bielsker’s base compensation was set at $200,000 per year, and Mr. Banks’ base compensation was set at $100,800 per year. After the Merger, the Compensation Committee reviewed and evaluated the 2007 base salaries of our NEOs and determined that the base salaries previously set were appropriate and consistent with the objectives of the Company’s compensation program.

Incentive Compensation

Bonus

In December 2007, Mr. Lowry, then the Company’s CEO, reviewed the Company’s estimated full-year financial results against the financial, strategic and operational goals established for the year, and the Company’s financial performance in prior periods. Based on those estimates, the Compensation Committee determined on a preliminary basis, and as compared to the prior year, an estimated appropriation to provide for the payment of cash bonuses to employees, including the named executive officers. After reviewing the final full year results in February 2008, the Compensation Committee and the Board approve total bonuses to be awarded from the maximum fund available.

The Committee also determined that Mr. Lowry and Ms. Larson were adequately compensated given their base salary and incentive compensation. Management considered the Company’s reduced earnings in 2007, as compared with expectations, and recommended to the Committee to not pay any cash bonuses to the Company’s named executive officers, with the exception of Mr. Banks.

Based on the Company’s performance in 2007 and on management’s recommendation, no bonus was paid to Mr. Lowry, Ms. Larson, or Ms. Bielsker.

Management reviewed the compensation for Mr. Banks and, given his efforts in raising substantial amounts of capital in very short time frames, and then considering that this cost of capital was substantially cheaper than other market alternatives, such as private equity firms or investment bankers, recommended Mr. Banks receive an amount that would compensate him for these efforts and provide adequate incentive to stay with the Company. The Committee reviewed management’s recommendation before approving Mr. Banks’ cash bonus. Mr. Banks received a bonus of $480,736, with $335,736 paid during the year and $145,000 paid in January 2008.

The Committee reviewed the signing bonus of $20,000 paid to Ms. Bielsker in November 2007 as an appropriate compensation for 2007, given her time with the Company. Ms. Bielsker also received an award of restricted stock at the same time.

Equity-Based Compensation

The Company’s equity incentive compensation program is designed to recognize each individual’s scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our shareowners’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options when making award decisions. The amount of equity incentive compensation granted in 2007 was based upon the operational and financial performance of the Company overall. In addition, Mr. Lowry and Ms. Larson received restricted stock awards prior to the merger with Oakmont as compensation for prior years’ service and as an incentive to stay and run the newly-combined company.

We have expensed stock option and restricted stock grants under Statement of Financial Accounting Standards 123, Share-Based Payment, as revised, (SFAS 123R). When determining the appropriate combination of stock options and restricted stock grants, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. We believe that choosing the right mix of grants of stock options and restricted stock effectively balances our objective of focusing the named executives on delivering long-term value to our shareowners, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of Aleritas Capital stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. Unlike stock options, restricted stock offers executives the opportunity to receive shares of Aleritas Capital stock on the date the restriction lapses. In this regard, restricted stock serves both to reward and retain executives, as the value of the restricted stock is linked to the price of Aleritas Capital stock on the date the restrictions lapse (i.e., when it becomes vested).

Prior to the merger with Oakmont, the former Brooke Credit proposed an incentive for management to stay with the combined company as well as grow the Company, aligning management’s incentives with those of the other shareholders of the Company. Ms. Larson and Mr. Lowry each received shares of restricted stock prior to the consummation of the merger. A consultant was engaged to review this proposal and prepared a analysis of restricted share grants. The Compensation Committee reviewed the consultant’s report and approved the grants of restricted stock. Ms. Larson received a grant of 437,881 shares of restricted stock, Mr. Lowry received a grant of 656,821 shares, and Mr. Banks received a grant of 26,080 shares.

In addition, when the Committee reviewed Mr. Banks’s compensation and bonus structure at the end of the year, the Committee determined that payment of additional restricted stock shares was warranted given his performance, and that the payment of some compensation in restricted stock shares was warranted, given his large cash bonus. The Committee approved an award of 25,000 shares of restricted stock at that time.

As an incentive to join Aleritas Capital, Ms. Bielsker received a signing bonus of cash. She received a grant of 50,000 restricted shares in November 2007, which was approved by the Committee.

The restricted stock awards granted vest in three (3) equal annual installments beginning as of January 1 following the grant date for Mr. Lowry and Ms. Larson and as of January 1 following one (1) year after the grant date for the other named executives. We believe that this vesting schedule aids the company in retaining executives and motivating longer-term performance. During the restricted period, the restricted stock entitles the executive to receive dividends on shares of Aleritas Capital stock, although the Company has no plans to pay dividends.

OTHER ELEMENTS OF COMPENSATION

In addition to the three primary elements of our total compensation program, consistent with the same compensation philosophy, we provide certain perquisites to our named executive officers. Ms. Larson, Ms. Bielsker, and Mr. Banks each received the use of a Company-provided car; the use was valued at $6,059, $4,448, and $533, respectively. We provide a Company match, up to a maximum of $3,000, in the Company’s 401(k) plan for all employees, including the Company’s named executive officers.

OTHER COMPENSATION POLICIES AND AGREEMENTS

Employment Contracts

At the time of the Merger, the Company entered into an executive employment agreement with Mr. Lowry. Under the agreement, Mr. Lowry is paid a base salary of $185,000 per year and he is eligible for bonus or incentive compensation plans. The executive employment agreement may be terminated by either party at any time. The executive employment agreement contains a covenant not to compete for a period of two years from the date of his termination of employment. The Company has not entered into any employment agreement with any of the Company’s other named executive officers.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation for compensation in excess of $1 million paid in a year to any individual who, on the last day of that year, is the chief executive officer or among the CFO and the three other highest-compensated executive officers, unless such compensation qualifies as performance-based under Section 162(m). It is our intention to design our short-term incentive compensation plans and our long-term equity incentives to be deductible under Section 162(m) for the named executive officers, although individual exceptions may occur. The Compensation Committee believes that the interests of the stockholders are best served by not restricting the Compensation Committee’s discretion in developing compensation programs, even though such programs may result in certain non-deductible compensation expenses.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Robert Orr, Chair

Michael Hess

Lindsay Olsen

Barbara Davison

The foregoing Report of the Compensation Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass Minerals specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under such Acts.

The following table sets forth the compensation awarded to, earned by or paid to the Company’s chief executive officer, chief financial officer and its two other most highly compensated executive officers (the “Named Executive Officers”) for services rendered following the merger and during the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Michael S. Lowry Chief Executive Officer	2007	84,791	0		0	0	0	0	3,000	87,791

Anita F. Larson Chief Operating Officer	2007	42,692	0		0	0	0	0	9,059	51,751

Andrea Bielsker Chief Financial Officer	2007	91,667	20,000	(3)	251,750	0	0	0	7,448	370,865

Branden Banks Executive Vice President	2007	46,200	480,736	(4)	125,875	0	0	0	3,533	656,344

(1)

Amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. For valuation information see Note 6 to the Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Compensation in this table reflects the value of a Company-provided vehicle and a $3,000 Company contribution to the Company’s 401(k) plan.
(3)	This amount was paid as a signing bonus in November 2007
(4)	$335,736 was paid in 2007, and $145,000 was paid in January 2008.

The following table sets forth the detail of grants of plan-based awards to the Company’s Named Executive Officers for services rendered during the period beginning July 18, 2007 and ending at the end of the fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Michael S. Lowry		—	—	—	—	—	—	—

Anita F. Larson		—	—	—	—	—	—	—

Andrea Bielsker	11/5/07	—	—	—	50,000	—	—	251,750

Branden Banks	11/5/07	—	—	—	25,000	—	—	125,875

(1)

The restricted stock granted vests in three (3) equal annual installments beginning as of January 1 following one (1) year after the grant date and have a maximum ten (10) year term. During the restricted period, the restricted stock entitles the executive to receive dividends on shares of Aleritas Capital stock, although the Company has no plans to pay dividends.

(2)

Amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. For valuation information see Note 6 to the Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Awards in 2007 were made pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”). The Plan is administered by the Company’s Compensation Committee. The Compensation Committee has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. Pursuant to the Plan, the Compensation Committee made the above-described awards of restricted stock.

The following table sets forth information regarding the number of shares and value of restricted stock outstanding at December 31, 2007 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael S. Lowry	—	—	—	—	437,881	2,167,511

Anita F. Larson	—	—	—	—	291,921	1,445,009

Andrea Bielsker	—	—	—	—	50,000	247,500

Branden Banks	—	—	—	—	51,080	252,846

The following table sets forth information regarding the number and value of stock option exercises and stock awards vested during the period beginning July 18, 2007 and ending at the end of fiscal year 2007 for the Named Executive Officers.

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael S. Lowry	—	—	218,940	1,083,753

Anita F. Larson	—	—	145,960	722,502

Andrea Bielsker	—	—	—	—

Branden Banks	—	—	—	—

2007 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit Obligation ($)	Payments During Last Fiscal Year ($)
Michael S. Lowry	0	0	0	0

Anita F. Larson	0	0	0	0

Andrea Bielsker	0	0	0	0

Branden Banks	0	0	0	0

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael S. Lowry	0	0	0	0	0

Anita F. Larson	0	0	0	0	0

Andrea Bielsker	0	0	0	0	0

Branden Banks	0	0	0	0	0

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The Company does not have arrangements with any of its named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control.

DIRECTOR COMPENSATION

The table below summarizes the total compensation earned or paid by the Company to directors who were not executive officers during the period beginning July 18, 2007 and ending at the end of fiscal year 2007.

	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Total ($)
Michael Azar	30,500	—	30,500

Lindsay Olsen	34,500	—	9,500

Barbara Davison	33,500	—	33,500

Stuart Greenbaum	27,500	—	27,500

Robert Skandalaris	27,500	—	27,500

Keith Bouchey	6,500	—	6,500

In 2007, each non-employee Director earned an annual retainer of $25,000, as well as meeting fees. Non-employee Directors received $1,000 per Board meeting, and $500 for each Committee meeting, with the exception that no Committee meeting fee was earned for Compensation Committee or Director and Board Governance Committee meetings when those meetings occurred on the same day as a Board meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table shows the name of each person or company that, to our knowledge, beneficially owns in excess of 5% of the Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1) Percentage of Common Stock
Brooke Corporation 8500 College Blvd. Overland Park, KS 66210	(2)15,967,444	62.8%

Jack Silver SIAR Capital LLC 660 Madison Avenue New York, NY 10021	(3)5,124,500	19.8%

Plainfield Asset Management LLC 55 Railroad Avenue Greenwich, CT 06830	(4)5,095,220	19.7%

(1)	Based on 25,849,137 shares of the Company’s Common Stock outstanding as of the record date.
(2)

Brooke Corporation reports sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by it. Each of Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, and Kyle Garst reports shared voting and dispositive power with respect to such shares.

(3)

Information in this table is as of December 31, 2007, based upon reports on Schedule 13G filed with the Securities and Exchange Commission on or before February 15, 2008.Includes 305,000 shares of Common Stock held by Jack S. and Shirley M. Silver Foundation, a charitable trust of which Mr. Silver is the trustee. Mr. Silver disclaims any pecuniary interest in the 305,000 shares of Common Stock held by Jack S and Shirley M. Silver Foundation but reports sole voting and dispositive power with respect to such shares. Mr. Silver beneficially owns 4,819,500 shares of Common Stock as follows: (i) 24,500 shares of Common Stock held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee and (ii) 4,795,000 shares of Common Stock issuable upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan. Each of Mr. Silver and Sherleigh Associates Inc. Profit Sharing Plan reports sole voting and dispositive power with respect to the 4,819,500 shares of Common Stock.

(4)

Information in this table is as of December 31, 2007, based upon reports on Schedule 13G filed with the Securities and Exchange Commission on or before February 15, 2008. Includes 732,000 shares of Common Stock issuable pursuant to currently exercisable warrants. Plainfield Asset Management LLC is the manager of Plainfield Special Situations Master Fund Limited. Plainfield Special Situations Master Fund Limited owns Plainfield Acceptance LLC. Max Holmes is an executive director of Plainfield Special Situations Master Fund Limited. Each of the Plainfield entities and Mr. Holmes reports sole voting power over 4,363,220 shares and sole dispositive power over 5,095,220 shares.

Security Ownership of Directors and Executive Officers

The table below shows, as of April 18, 2008, the number of shares of Common Stock of the Company owned by each director, by the named executive officers, and by the directors and executive officers as a group.

Name of Individual	(1)Amount and Nature of Beneficial Ownership		(2)Percentage of Common Stock
Michael Lowry	656,821	(3)	2.5%

Anita Larson	437,881	(3)	1.7%

Robert D. Orr	15,967,544	(4)	62%

Branden Banks	51,080		*

Andrea Bielsker	50,000		*

Lindsay Olsen	23,119		*

Barbara Davison	15,819		*

Common Stock holdings of all directors and all executive officers as a group were

*	Represents less than 1% of total outstanding Common Stock.
(1)	This column lists voting securities, including restricted stock held by the executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director or executive officer has sole voting and investment power over the shares reported.
(2)	Based on 25,849,137 shares of the Company’s Common Stock outstanding as of the record date.
(3)	Does not include any shares of Common Stock with respect to which the named executive officer shares voting and dispositive power with Brooke Corporation. See “Security Ownership of Certain Beneficial Owners” above.
(4)	Includes 100 shares direct ownership of the Company & includes 15,947,444 shares of Common Stock with respect to which the named executive officer has voting and dispositive power through Brooke Corporation. See Note 2 to “Security Ownership of Certain Beneficial Owners”, above.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions. We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in the company’s proxy statement. In addition, the Audit Committee has directed the members of the Directors & Governance Committee who are not involved in the transaction to review and approve or ratify any related person transaction that is required to be disclosed. As set forth in that Committee’s key practices, in the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Any member of the Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Party Transactions. Brooke Corporation is the largest stockholder of the Company, owning 62% of the outstanding common stock of the Company. Prior to January 2008, the Company relied on Brooke Corporation to provide facilities, administrative support, cash management and legal services. The total amount paid to Brooke Corporation for these shared services was $2,250,000 for the year ended December 31, 2007. Starting in the first quarter of 2008, the Company is purchasing fewer such services from Brooke Corporation.

The Company made a loan to Brooke Corporation in August 2007 for $4,000,000. The interest rate was 12.25% and the loan was paid in full in September, 2007.

The Company had previously made other loans to Brooke Corporation. Interest received from Brooke Corporation loans, net of participation interest paid, was $887,000 for the year ended December 31, 2007.

Effective January 1, 2007, the Company and Brooke Corporation entered into an agreement that obligates Brooke Corporation to pay to the Company certain deferred tax amounts based upon a pre-determined payment schedule. The pre-determined payment schedule approximates the timing these amounts become due the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from Brooke Corporation until such prepaid amounts are recovered. At December 31, 2007, the amount of the receivable from Brooke Corporation and the amount of the deferred tax liability resulting from the above arrangement was $4,303,000.

In connection with retail insurance agency loans originated, beginning in 2004, the Company entered into Collateral Preservation Agreements with another majority-owned Brooke Corporation subsidiary, Brooke Capital Corporation. Under these agreements, Brooke Capital provides the Company with collateral preservation services and assistance with loss mitigation of distressed franchise loans.

Brooke Capital is compensated by upfront and ongoing fees paid by the Company, ranging from 50-100 basis points of the amount of the loan. In addition, Brooke Capital has recently demanded additional fees and expense reimbursements in excess of historical levels.

In connection with funeral home and managing general agency loans originated, beginning in 2005, the Company entered into Collateral Preservation Agreements with CJD & Associates, LLC, a wholly-owned subsidiary of Brooke Brokerage Corporation. Under these agreements, CJD provided the Company with collateral preservation services and assistance with loss mitigation of distressed loans. CJD and was compensated by upfront and ongoing fees paid by the Company. Commencing in December 2006, in connection with managing general agency loans the Company originated, the Company entered into Collateral Preservation Agreements with Brooke Capital Advisors, Inc. (formerly First Life Brokerage, Inc.), a wholly-owned subsidiary of Brooke Capital Corporation, (formerly First American Capital Corporation). Beginning in 2007, collateral preservation activities performed by CJD were transferred to Brooke Capital Advisors. Under this Agreement, Brooke Capital Advisors provides the Company with collateral preservation services and assistance with loss mitigation of distressed loans. Brooke Capital Advisors is compensated by upfront and ongoing fees paid by the Company. Brooke Capital Advisors also receives ongoing fees for collateral preservation services they provide for loans sold to the Company’s off-balance warehouse facility. These fees totaled $336,000 for 2007. In addition, Brooke Capital has recently demanded additional fees and expense reimbursements in excess of historical levels.

In conjunction with loan closings and participation transactions, the Company may purchase financial guaranty policies, which are policies that help protect the participating lenders against credit losses. The policies are purchased through CJD and are issued by DB Indemnity. DB Indemnity is a captive insurance subsidiary of Brooke Bancshares, a wholly-owned subsidiary of Brooke Corporation. At December 31, 2007, the prepaid insurance expense asset for amounts paid for financial guaranty policies purchased was $2,725,000. The amount receivable from DB Indemnity for cancelled policies at December 31, 2007 was $7,000.

Brooke Agency Services Company LLC, a wholly-owned subsidiary of Brooke Corporation, serves as master agent for certain of the Company’s securitizations. As agent, it receives funds from the securitization pool and distributes those amounts to the participants in the pool, according to the distribution priorities set forth in the securitization documents. The Company had receivables from Brooke Agency Services Company LLC, in the amount of $984,000 at December 31, 2007, as a result of the timing of certain securitized loan payments. Brooke Agency Services Company LLC is licensed as an insurance agency and was created to serve as the agent of record for property, casualty, life and health insurance offered by Brooke Capital’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or Brooke Capital as part of an arrangement to preserve collateral on behalf of the Company, as required by the securitization process. Brooke Agency Services Company LLC has contracted with Brooke Corporation and/or Brooke Capital for performance of any obligations to agents associated with all such franchise agreements.

Michael S. Lowry, President and Chief Executive Officer of the Company, is a co-member of First Financial Group, LC. Kyle L. Garst, Chairman and Chief Executive Officer of Brooke Capital, is the sole manager and sole member of American Financial Group, LLC. In October 2001, First Financial Group, LC and American Financial Group, LLC each guaranteed 50% of a Brooke Credit Corporation loan to The Wallace Agency, LLC of Wanette, Oklahoma and each received a 7.50% profit interest in The Wallace Agency. The loan was originated on October 15, 2001, and is scheduled to mature on January 1, 2014. At December 31, 2007, $88,000 of the principal balance of $283,000 was sold to unaffiliated lenders, leaving the Company with a loss exposure of $195,000. First Financial Group, LC and American Financial Group, LLC each sold its ownership interest in The Wallace Agency back to The Wallace Agency, LLC in March 2007.

During 2007, the Company entered into a $271,000 agency acquisition loan with a borrower advised by Post Rock Advisors. Shawn T. Lowry, a principal of Post Rock Advisors, is Michael S. Lowry’s brother. The borrower paid Post Rock Advisors a fee of 5% of the agency purchase price which was paid with loan proceeds.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related-person transaction that meets or is near the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $100,000 in which a related person has a direct or indirect material interest).

The Company’s Nominating and Board Governance Committee (the “Governance Committee”) will review the material facts of all proposed related-party transactions. In determining whether to approve or ratify a related-party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director shall participate in any discussion, approval or ratification of any related-party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related-party transaction to the Governance Committee. If a related-party transaction will be ongoing, the Governance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related party. Thereafter, the Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to determine whether they are in compliance with the Governance Committee’s guidelines and that the related-party transaction remains appropriate.

The Committee has reviewed and approved or ratified these transactions described above.

ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Any shareholder who intends to present a proposal at the annual meeting in 2009 must deliver the proposal to Aleritas Capital Corp.’s corporate secretary at 7400 College Blvd. Ste. 250, Overland Park, KS 66210:

•	On or after January 29, 2009 but on or before February 28, 2009, if the proposal is submitted pursuant to Aleritas Capital’s By-laws.

•	Not later than December 30, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Solicitation of Proxies

Proxies will be solicited on behalf of the Board of Directors by mail or in person, and we will pay the solicitation costs. Copies of proxy materials and of the annual report for 2007 will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. We have not currently retained a proxy solicitation firm.

Section 16(a) Beneficial Ownership Reporting Compliance

Per section 16(a) of the Securities Exchange Act of 1934, as amended, Aleritas Capital’s directors and officers, and persons who beneficially own more than ten percent of our common stock, must file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Pursuant to Aleritas Capital’s informal policy, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

In 2007, one Form 4 was filed after the deadline for filing had passed. Plainfield Acceptance, LLC, a ten percent (10%) or greater owner of Aleritas Capital filed a Form 4 on February 15, 2008 for transactions that occurred on December 12 and December 20, 2007.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Aleritas Capital stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2007 Annual Report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written request, a separate copy of this proxy statement and our 2007 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit a written request to Aleritas Capital Corp., Attn: Gary T. Eastman, 7400 College Blvd., Ste. 250, Overland Park, KS 66210. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 15, 2008: This proxy statement and our 2007 Annual Report to Shareholders may be viewed online at ir.aleritascapital.com

By order of the Board of Directors,

Gary T. Eastman

General Counsel and Corporate Secretary

Exhibit A

Charter of the

Audit Committee of the Board of Directors

of Brooke Credit Corporation

Statement of Policy

The Audit Committee of the Board of Directors of Brooke Credit Corporation (“Brooke”) shall consist of a minimum of three directors designated by the Board of Directors. Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. All members of the Committee shall be independent directors under the standards of the exchange or national market upon which the Brooke’s common stock is listed (“Listing Exchange”) and shall be free of any relationship that would interfere with their exercise of independent judgment as Committee members. The Board of Directors shall determine if any one or more of the members of the Audit Committee qualify as a “financial expert” as defined by applicable Securities and Exchange Commission (“SEC”) regulations or other requirements, and Brooke shall make appropriate disclosures in its periodic reports and proxy statements regarding such determination.

Members of the Committee shall be elected annually by the Board and shall hold office until the earlier of: (1) the election of their respective successors; (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death); (3) their removal by vote of the Board; or (4) their resignation from the Committee. The chairperson of the Committee may be selected by the Board or, if no such selection is made by the Board, the Committee members may elect a chairperson by vote of a majority of the full Committee.

The Audit Committee shall act by a majority of its members in attendance at a meeting, or to the extent permitted by law, by telephonic meeting, at which a quorum is present or by unanimous written consent of the Committee.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for financial matters, which includes, assisting the Board in the specific oversight of the integrity of the financial statements of Brooke, of Brooke’s compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of Brooke’s internal audit function and independent auditor. The Audit Committee performs these functions by providing assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of Brooke, and the quality and integrity of the financial reports of Brooke. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditor, the internal auditors, and the financial management of Brooke.

Powers, Authority, Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following powers, authority, duties and responsibilities:

The power to select, oversee, evaluate, and when appropriate, replace the accounting firm engaged as Brooke’s independent auditor. Factors considered in making such decisions include, but are not limited to, the auditor’s independence, effectiveness and fees. The independent auditor is ultimately accountable to the Audit Committee.

The power to review and determine the independent auditor’s compensation, the proposed terms of its engagement, and its independence, in accordance with all applicable laws, now in effect or hereafter adopted.

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The power to determine any non-audit service provided to Brooke by its independent auditor, and the responsibility to pre-approve any non-audit service provided by its independent auditor, in accordance with applicable law.

The power to review the appointment and replacement of the senior internal auditing executive, if any, and to make recommendations to the Board in this regard.

The power to periodically meet with the independent auditor and the internal audit staff, if one exists, without the participation of management.

The power to investigate, develop and cause the implementation of procedures with respect to complaints relating to accounting, internal accounting controls or auditing matters.

The power to review the results of each independent audit, including any qualification in the independent auditor’s opinion, any related management letter, management’s responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to Brooke as a whole, and management’s responses to those reports.

The power to review Brooke’s annual financial statements and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements.

The power to consider, in consultation with the independent auditor and the senior internal auditing executive, if any, the adequacy of Brooke’s internal financial controls and to require that these controls be designed or modified to provide reasonable assurance that Brooke’s publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles and other applicable principles, rules and laws.

The power to consider and recommend changes regarding the appropriate auditing and accounting principles and practices to be followed when preparing Brooke’s financial statements.

The power to review the procedures employed by Brooke in preparing published financial statements and related management commentaries and recommend changes thereto.

The power to require periodic reports from management as to Brooke’s major financial risk exposures.

The power to conduct preliminary review of annual and quarterly financial reports of Brooke and review periodic filings of Brooke with the SEC.

The responsibility to submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

The power to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion for this purpose. The Committee shall have sole authority to approve related fees and retention terms.

The power to review with Brooke’s legal counsel, any and all legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators and to request regularly scheduled report(s) thereof. If significant regulatory or legal matters arise during the period between regularly scheduled reports, the matters may be brought to the Audit Committee’s attention at the next regularly scheduled meeting.

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The responsibility to prepare an Audit Committee Report for inclusion in Brooke’s proxy statement relating to the annual meeting of shareholders. The Audit Committee Report shall state whether the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditor the codification on accounting standards contained in Staff Accounting Supplement 61;

•	received written disclosures from the independent accountant as required by the Independent Standards Board Standard No. 1 and discussed with the independent accountant its independence; and

•	recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the applicable fiscal year.

The responsibility to review and assess this charter at least annually for adequacy and recommend to the Board any necessary changes. Should necessary charter changes come to the Audit Committee’s attention prior to its scheduled annual review, such changes may be recommended to the Board prior to the annual review.

The power to review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, compensation and rotation of the senior internal auditing executive.

The responsibility to meet at least four (4) times a year, on a quarterly basis, or more frequently if circumstances dictate with Brooke’s management, with the corporate audit staff and also with Brooke’s independent auditors, where necessary. The Committee may ask other members of management or outside consultants to attend meetings to provide pertinent information.

The responsibility to hold an annual executive session of the Audit Committee and additional independent members of the Board of Directors, if any, outside of the presence of the non-independent directors and management.

The powers to review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of Brooke and to set policies for the hiring by Brooke or any of its subsidiaries of employees or former employees of Brooke’s independent auditor.

The responsibility to obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and Brooke.

The power to discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or Listing Exchange requirements.

The power to discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and any earnings guidance provided to analysts and to rating agencies.

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[APPENDIX WITH AUDIT COMMITTEE CHARTER AND OTHER ATTACHMENTS]

c/o American Stock Transfer and Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

Please fold and detach card at perforation before mailing.

BROOKE CREDIT CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 15, 2008

The undersigned hereby appoints Robert D. Orr and Michael S. Hess, and both of them, with full power of substitution, proxies of the undersigned to vote my shares of Common Stock of Aleritas Capital Corp., at the Company’s annual meeting of stockholders to be held at the national headquarters of Brooke Corporation, 8500 College Blvd., Overland Park, KS 66211 on Wednesday, May 15, 2008, at 9:00 a.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the annual meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any postponement or adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Dated:	, 2008

Signature

Signature(s) of Stockholder(s)

(Please sign exactly as your name or names appear on certificate and mail this proxy promptly in the enclosed paid envelope. When signing in representative capacity, insert title and attach papers showing authority unless already on file with the corporation.)

PLEASE SIGN AND MAIL THIS PROXY PROMPTLY

BROOKE CREDIT CORPORATION PROXY

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposal 2.

The Board of Directors recommends a vote FOR the Directors, FOR Proposal 2 and FOR Proposal 3.

1.	Elect four directors, each for a term of one year:

Robert D. Orr	Michael S. Hess
Lindsay Olsen
Barbara Davison

☐ FOR all nominees listed above (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for the nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

2.	Ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent auditors for 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Amend the Certificate of Incorporation to change the Company’s name to Aleritas Capital Corp.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE